Angela Collette

Attorney and Counselor at Law

Licensed in New York, Michigan and Kentucky

August 26, 2013

United States Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

.

Re:

Registration Statement on Form S-1

Kopjaggers, Inc.

To Whom It May Concern:

Kopjaggers, Inc., a Florida corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended (Registration No. 333-187952) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the sale by the Shareholders of 25,500 shares (“the Shares”) of the Company’s common stock, no par value (“the Common Stock”).  I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection with the preparation of the Registration Statement and this opinion letter, I have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)

the Company’s amended and restated certificate of incorporation;

(ii)

the Company’s bylaws;

(iii)

resolutions of the board of directors of the Company;

(iv)

the Registration Statement and exhibits thereto; and

(v)

such other documents and matters of law as I have considered necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions set forth below, I have assumed without investigation the genuineness of all signatures and the authenticity of all Documents submitted to me as originals, the conformity to authentic original documents of all Documents submitted to me as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter

____________________________________________________________________

28325 Utica Road, Roseville, Michigan 48066

Tel. 321.507.7836

Atty4defense@aol.com

expressed, I have relied upon the representations and warranties of the Company made in the Documents and upon statements of officers of the Company.

Based upon the foregoing examination, and subject to the qualifications set forth below, I am of the opinion that, the sale of the Shares have been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my name in the Registration Statement under the caption “Interest of Named Experts and Counsel” section of the prospectus.

Very truly yours,

Angela Collette

/s/  Angela Collette

____________________________________________________________________

28325 Utica Road, Roseville, Michigan 48066

Tel. 321.507.7836

Atty4defense@aol.com